Exhibit 99.1

GREAT LAKES REIT REPORTS $0.21 EPS AND $0.42 FFO PER
COMMON SHARE FOR THIRD QUARTER 2003

Great Lakes REIT Third Quarter Highlights

•                  Net Income of $3.4 million, or $0.21 per common share

•                  Funds From Operations (FFO) of $6.7 million, or $0.42 per common share ($0.44 before one-time charges)

•                  Occupancy at October 1, 2003 was 78.3%.

•                  Monthly cash dividend of $0.135 per common share paid in August, September and October 2003.

OAK BROOK, ILLINOIS, November 7, 2003 - Great Lakes REIT (NYSE: GL), a real estate investment trust which holds a portfolio of Midwestern office and medical office properties, today announced third quarter 2003 net income of $3.4 million, or $0.21 per common share, which included gains on sale of properties of $2.2 million, and funds from operations (FFO) of $6.7 million, or $0.42 per common share. This compares to net income of $9.5 million, or $0.57 per common share, which included gain on sale of properties of $6.2 million, and FFO of $8.2 million, or $0.50 per common share, for the third quarter of 2002.  Results for the quarter ended September 30, 2003 were reduced by one-time costs associated with the previously disclosed initiatives undertaken to explore alternatives to improve shareholder value in the amount of $0.3 million, or $0.02 per common share.  FFO represents a non-GAAP (generally accepted accounting principles) financial measure.  A table reconciling FFO to the GAAP measure the Company believes to be most directly comparable, net income applicable to common shares, is included in this release.  Although not a GAAP measure, the Company believes that the inclusion of information regarding funds from operations (FFO) provides important information to shareholders and potential investors.  The GAAP measure, net income applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interests.  In presenting FFO, the Company eliminates substantially all of these items in order to provide an indication of the results from the Company’s property operations.  FFO is a widely recognized measure in the Company’s business and is presented by nearly all publicly traded REITs. The Company’s calculation of FFO follows the definition of FFO as promulgated by the National Association of Real Estate Investment Trusts, but may differ from the methodology for calculating FFO utilized by other real estate companies.

For the nine months ended September 30, 2003, the Company reported net income of $8.0 million, or $0.49 per common share, which included gains on sale of properties of $2.2 million, compared to $18.9 million, or $1.14 per common share, for the comparable period of 2002 (including $7.2 million of gain on sale of properties for the comparable period of 2002).  Funds from operations totaled $21.7 million, or $1.34 per common share, for the nine months ended September 30, 2003, as compared to FFO of $26.3 million, or $1.59 per common share, for the comparable period of 2002.  Results for the nine months ended September 30, 2003 were impacted by one-time costs associated with the termination of certain employee share loans in the amount of $0.5 million, or $0.03 per common share and one-time costs associated with the initiatives undertaken to explore alternatives to improve shareholder value in the amount of $0.3 million, or $0.02 per common share

“The level of leasing activity was subdued in the third quarter of 2003. Year to date we have averaged 32,500 square feet per month of new leases against a budget of 30,000 square feet per month. Our budget assumes that the leasing environment in our markets will continue at about 30,000 square feet per month of new leasing for the fourth quarter of 2003” commented Dick May, Great Lakes REIT’s Chairman and CEO. “Over the last three years, lease expirations have averaged 20% per year compared to lease expirations averaging 14% per year over the next three years. In addition, after 11 consecutive quarters of declining occupancies in our markets, occupancies have improved slightly since the first quarter. However, it continues to be a battle to sign each and every lease.”

Based on current market conditions, the Company expects 2003 earnings per common share in the range of $0.55 to $0.70 and 2003 FFO per common share in the range of $1.74 to $1.76.

Portfolio Performance

Total revenues increased by 5% to $25.9 million in the third quarter of 2003 from $24.6 million in last year’s third quarter. Revenues increased primarily due to addition of revenues from the eight medical office properties acquired on October 1, 2002.  Same store sales decreased 15% (cash basis) for the three months ended September 30, 2003, as compared to the third quarter of 2002, primarily as a result of the decline in occupancy quarter over quarter.

Total revenues increased by $5.2 million, or 7%, to $79.4 million for the nine months ended September 30, 2003, from $74.2 million for the comparable period of 2002.  Revenues increased primarily due to addition of revenues from the eight medical office properties acquired on October 1, 2002.  Same store sales decreased 14% (cash basis) for the nine months ended September 30, 2003, as compared to the nine months ended September 30, 2002, primarily as a result of the decline in occupancy.

EBITDA decreased $2.2 million, or 5%, to $38.7 million for the nine months ended September 30, 2003, as compared to $40.9 million for the comparable period in 2002.  Cash provided by operating activities decreased to $19.3 million for the nine months ended September 30, 2003, from $30.0 million for the comparable period of 2002 due to the timing of real estate tax payments, and declines in occupancy in the office portfolio in 2003.

EBITDA, a non-GAAP financial measure, represents net income before allocation to minority interests plus interest expense, federal income tax expense (if any) and depreciation and amortization expense.  A table reconciling EBITDA to cash provided by operating activities, the GAAP measure the Company believes to be directly comparable, is included in this release.  EBITDA is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to service or incur debt.  Because not all companies calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Balance Sheet, Market Value and Liquidity

EBITDA coverage of interest expense was 2.9 times for the nine months ended September 30, 2003 as compared to 3.6 times for the same period of 2002 and EBITDA coverage of interest plus preferred dividends was 2.4 times for the nine months ended September 30, 2003, as compared to 2.9 times for the same period of 2002.  Cash provided by operating activities (before interest expense) coverage of interest expense was 2.5 times for the nine months ended September 30, 2003, as compared to 3.6 times for the comparable period of 2002.  Cash provided by operating activities (before interest expense) coverage of interest expense plus preferred dividends was 2.0 times for the nine months ended September 30, 2003, as compared to 2.9 times for the comparable period of 2002.

The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service or incur debt.  Included with the reconciliation of EBITDA to cash provided by operating activities, the GAAP measure the Company believes to be directly comparable, are the coverage calculations for EBITDA coverage of interest expense, EBITDA coverage of interest plus preferred dividends, cash provided by operating activities (before interest expense) coverage of interest expense and cash provided by operating activities (before interest expense) coverage of interest expense plus preferred dividends.

The Company had $312.1 million of total debt outstanding at September 30, 2003. The interest rate on approximately 92% of this debt was fixed at a weighted average interest rate of 5.78%. At September 30, 2003,

Great Lakes REIT had $43 million available for future borrowings under two secured lines of credit that the Company utilizes for acquisitions, development activities, capital improvements, tenant improvements, leasing costs and working capital needs.

Dividends

In August, September and October 2003, the Company paid monthly cash dividends of $0.135 per common share.

Leasing

For the quarter ended September 30, 2003, the Company signed 54,000 square feet of new leases bringing the total for the year to 295,000 square feet.  Net rental rates on new leases and leases renewed for the quarter were 12% lower than net rents on the expiring leases.  In addition, the Company has experienced higher costs for tenant improvements and leasing commissions on leases signed in 2003 as compared to 2002.

As expected, the occupancy rate for the Company’s portfolio of properties declined to 78.3% at October 1, 2003 from 80.2% at July 1, 2003.  The Company believes that the trend of vacancy increases is slowing, but the Company anticipates that the difficult leasing environment that currently exists in its markets will persist throughout 2004.

At October 1, 2003, Great Lakes REIT had 173,000 square feet of leases, or 3% of the portfolio, expiring during the balance of 2003.  The Company currently expects to retain or renew 100,000 to 110,000 square feet of the remaining 173,000 square feet of leases rolling over during 2003. Although the Company has leased approximately 32,500 square feet of new space per month through September 30, it anticipates it will average approximately 30,000 square feet per month of new leasing activity for the balance of 2003, basically the same level as was experienced in the very difficult environment of 2002. Based on the tenant retention and new leasing activity expectations noted above, the Company expects that average portfolio occupancy during 2003 will be in the range of 79% to 80%. Occupancy at January 1, 2004 is expected to be in the range of 77% to 79% assuming no significant tenant defaults or material disposition activities occur during the remainder of the year.

Lease expirations for the years 2001, 2002 and 2003 averaged approximately 20% of total year end portfolio square footage each year, while lease expirations for 2004, 2005 and 2006 are expected to be 17%, 14% and 10% of total portfolio square footage, respectively.  The Company believes the economic impact of new leasing activity will be less pronounced over the next several years.

Property Dispositions

On July 8, 2003, the Company sold its properties located at 165 and 175 Hansen Court, Wood Dale, Illinois, for a contract price of $3.9 million.  The gain on sale of properties for this transaction of approximately $1.7 million was recognized in the third quarter of 2003.  The net proceeds from sale were used for retirement of long-term debt ($2.3 million) with the balance for working capital ($1.3 million).

On September 10, 2003, the Company sold its property located at 191 Waukegan Road, Northfield, Illinois, for a contract price of $6.1 million.  The gain on sale of properties for this transaction of approximately $0.5 million was recognized in the third quarter of 2003.  The net proceeds from sale were used for retirement of long-term debt ($2.8 million) with the balance for working capital ($3.0 million).

Tenant Credit Issues

As of October 1, 2003, several tenants were in default under their leases for failure to make rent payments. Several other tenants that are not currently in default are experiencing financial difficulties which may lead to lease defaults. It is not anticipated that additional tenant defaults will materially affect the Company’s results of operations in the fourth quarter of 2003.

Legion Insurance Company, which leases 58,000 square feet of space at Milwaukee Center and represented 1.53% of the Company’s aggregate portfolio annualized base rent as of December 31, 2002, was placed in rehabilitation by the Pennsylvania Department of Insurance on April 1, 2002. After completing its review, the Pennsylvania Department of Insurance has recommended to the Commonwealth Court that Legion Insurance Company be liquidated. The Commonwealth Court approved the recommendation of the Pennsylvania Department of Insurance on July 28, 2003. Based on currently available information, the Company believes it is more likely than not that Legion will fulfill all terms of its lease in 2003 and 2004. Legion Insurance Company is current on its rental payments to date. The Legion lease specifies a termination date of February 28, 2006.

Alternatives to Improve Shareholder Value

The Company’s Board of Trustees has engaged a real estate advisor and an investment banker to assist it in analyzing alternatives to improve shareholder value. Included in general and administrative expenses for the three and nine months ended September 30, 2003, were $0.3 million of expenses related to these activities.  These alternatives may include a sale of some or all of the Company’s properties, or a business combination or other similar transaction. Such activities are ongoing, and there can be no assurance that any such transaction will occur.

Earnings Web Cast/Conference Call

A live audio web cast and conference call presentation has been scheduled for November 7, 2003 at 11:00 AM Eastern time/10:00 AM Central time to review the results of the third quarter of 2003.  To listen to the call over the Internet, go to Great Lakes REIT’s website at www.greatlakesreit.com under the Investor Information/audio-video section at least 15 minutes early to register, download and install any necessary audio software. To access the live call by telephone, please call (877) 407-9205 approximately five minutes prior to the scheduled start time. A recording of the call may also be accessed by telephone by dialing (877) 660-6853, entering Account number 1628 and then Conference ID 80314.  The web cast and conference call contain time-sensitive information that is accurate only as of November 7, 2003, the date of the live broadcast.  The call is the property of Great Lakes REIT.  Any redistribution, retransmission or rebroadcast of the conference call in any form without the express written consent of Great Lakes REIT is strictly prohibited.

Great Lakes REIT is a fully integrated, self-administered and self-managed real estate investment trust with a current portfolio of 45 properties totaling 5.9 million square feet of office and medical office space in suburban areas of Chicago, Milwaukee, Detroit, Columbus, Minneapolis, Denver and Cincinnati.

A copy of the Company’s supplemental financial information for the quarter ended September 30, 2003, is available on the Company’s web site under the Investor section at www.greatlakesreit.com.

The Company is furnishing this earnings release to the Securities and Exchange Commission on Form 8-K in accordance with applicable SEC rules.

This press release contains forward-looking statements that involve numerous risks and uncertainties. Statements in this document regarding the Company’s expectations for FFO per share, earnings per share, tenant retention, new tenant leasing activity, vacancy trends, occupancy rates, acquisition and disposition volume and timing, the expectation regarding the performance of the economy and the office markets, the anticipated level and effect of tenant defaults and anticipated market and other economic conditions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on what the Company believes to be reasonable assumptions and management’s current expectations; however, actual results may vary from those implied by such forward-looking statements. Key factors that may cause actual results to differ from projected results include: conditions in the financial markets generally and the market for real estate finance specifically; local and/or national economic conditions; the pace of office space development and sub-lease availability; tenant office space demand; the financial position of the Company’s tenants, including changes in such financial position that may lead to increases in tenant defaults and the performance of Legion Insurance Company; actual tenant default rates compared to anticipated default rates; performance of the medical office market generally and the local markets for the Company’s medical office properties specifically;  performance of the hospitals adjacent to the Company’s medical office properties; changes in interest rates;  and other risks inherent in the real estate business. For more information, refer to Great Lakes REIT’s filings with the Securities and Exchange Commission.

Financial Tables to Follow

Great Lakes REIT

Consolidated Balance Sheets

(unaudited)

(In Thousands, except per share data)

	September 30, 2003	December 31, 2002
Assets
Properties:
Land	$64,567	$66,540
Buildings and improvements	528,309	526,026
	592,876	592,566
Less accumulated depreciation	75,388	66,761
	517,488	525,805
Cash and cash equivalents	2,100	5,061
Real estate tax escrows	92	69
Rents receivable	7,164	6,261
Deferred financing and leasing costs, net of accumulated amortization	8,971	9,110
Goodwill	1,061	1,061
Other assets	2,623	1,614
Total assets	$539,499	$548,981

Liabilities and shareholders’ equity
Bank loan payable	$15,155	$36,000
Mortgage loans payable	293,695	275,050
Bonds payable	3,245	3,620
Accounts payable and accrued liabilities	7,568	3,740
Accrued real estate taxes	11,316	14,872
Dividends payable	2,475	2,539
Prepaid rent	3,594	4,044
Security deposits	1,543	1,617
Total liabilities	338,591	341,482
Minority interests	650	677
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest ($0.01 par value, 10,000 shares authorized; 1,500 9 3/4% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding)	37,500	37,500
Common shares of beneficial interest ($0.01 par value, 60,000 shares authorized; 16,078 and 16,550 shares issued and outstanding in 2003 and 2002, respectively)	161	165
Paid-in-capital	201,371	208,319
Retained earnings (deficit)	(31,541)	(19,765)
Employee share purchase loans	(4,655)	(16,154)
Deferred compensation	(1,817)	(2,035)
Accumulated other comprehensive income (loss)	(761)	(1,208)
Total shareholders’ equity	200,258	206,822
Total liabilities and shareholders’ equity	$539,499	$548,981

Great Lakes REIT

Consolidated Statements of Income and Comprehensive Income

(unaudited)

(In Thousands, except per share data)

	Three months ended September 30,
	2003	2002
Revenues:
Rental	$19,722	$18,647
Reimbursements	5,478	5,068
Parking	106	118
Telecommunications	59	56
Tenant service	120	127
Interest	89	330
Other	304	229
Total revenues	25,879	24,575
Expenses:
Real estate taxes	4,424	3,972
Other property operating	7,529	6,596
General and administrative	1,699	1,317
Interest	4,382	3,807
Depreciation and amortization	5,637	4,921
Total expenses	23,671	20,613
Income before allocation to minority interests	2,208	3,962
Minority interests	11	25
Income from continuing operations	2,197	3,937
Discontinued operations, net (including gain on sale of properties of $2,191 and $6,245 in 2003 and 2002, respectively)	2,128	6,428
Net income	4,325	10,365
Income allocated to preferred shareholders	914	914
Net income applicable to common shares	$3,411	$9,451
Earnings per common share from continuing operations - basic.	$0.08	$0.18
Earnings per common share-basic	$0.21	$0.58
Weighted average common shares outstanding-basic	15,912	16,372
Diluted earnings per common share from continuing operations	$0.08	$0.18
Diluted earnings per common share	$0.21	$0.57
Weighted average common shares outstanding–diluted	16,046	16,552
Dividends declared per common share	$0.405	$0.405

Comprehensive income:
Net income	$4,325	$10,365
Change in fair value of interest rate swap agreements	267	(1,023)
Total comprehensive income	$4,592	$9,342

	Nine months ended September 30,
	2003	2002
Revenues:
Rental	$60,294	$55,831
Reimbursements	16,787	15,950
Parking	345	373
Telecommunications	190	119
Tenant service	273	254
Interest	493	1,000
Other	1,017	695
Total revenues	79,399	74,222
Expenses:
Real estate taxes	13,231	11,919
Other property operating	23,379	19,547
General and administrative	4,426	3,888
Employee share loan termination	511	—
Interest	13,312	11,334
Depreciation and amortization	16,159	14,124
Total expenses	71,018	60,812
Income before allocation to minority interests	8,381	13,410
Minority interests	27	53
Income from continuing operations	8,354	13,357
Discontinued operations, net (including gain on sale of properties of $2,191 and $7,182 in 2003 and 2002, respectively)	2,340	8,269
Net income	10,694	21,626
Income allocated to preferred shareholders	2,742	2,742
Net income applicable to common shares	$7,952	$18,884
Earnings per common share from continuing operations- basic.	$0.35	$0.65
Earnings per common share–basic	$0.49	$1.15
Weighted average common shares outstanding-basic	16,070	16,370
Diluted earnings per common share from continuing operations	$0.35	$0.64
Diluted earnings per common share	$0.49	$1.14
Weighted average common shares outstanding–diluted	16,196	16,532
Dividends declared per common share	$1.215	$1.205

Comprehensive income:
Net income	$10,694	$21,626
Change in fair value of interest rate swap agreements	447	(1,646)
Total comprehensive income	$11,141	$19,980

Great Lakes REIT

Consolidated Statements of Cash Flows

(unaudited)

(Dollars in Thousands)

	Nine months ended September 30,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,694	$21,626
Adjustments to reconcile net income to cash flows from operating activities
Depreciation and amortization	16,417	15,056
Gain on sale of properties	(2,191)	(7,182)
Non-cash portion of employee share loan termination	414	—
Other non-cash items	245	267
Net changes in assets and liabilities:
Rents receivable	(903)	183
Real estate tax escrows and other assets	(708)	(1,364)
Accounts payable, accrued expenses and other liabilities	765	2,319
Accrued real estate taxes	(3,556)	1,473
Payment of deferred leasing costs	(1,861)	(2,393)
Net cash provided by operating activities	19,316	29,985
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of properties	—	(18,647)
Additions to buildings and improvements	(13,130)	(10,842)
Proceeds from property sales, net	9,396	31,679
Other investing activities, net	(29)	(635)
Net cash provided by (used in) investing activities	(3,763)	1,555
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of share options	11	113
Proceeds from repayment of employee share loans	4,197	1,982
Proceeds from bank and mortgage loans payable	57,154	19,200
Distributions / dividends paid	(19,995)	(20,442)
Distributions to minority interests	(54)	(59)
Payment of bank and mortgage loans and bonds	(59,730)	(10,085)
Other	(97)	(1,821)
Net cash provided by (used in) financing activities	(18,514)	(11,112)
Net increase (decrease) in cash and cash equivalents	(2,961)	20,428
Cash and cash equivalents, beginning of year	5,061	2,896
Cash and cash equivalents, end of year	$2,100	$23,324

Supplemental disclosure of cash flow:
Interest paid	$13,157	$11,352
Non-cash financing transaction:
Employee share loan termination	$7,302	—

Non-GAAP Financial Measures

Although not a GAAP measure, the Company believes that the inclusion of information regarding funds from operations (FFO) provides important information to shareholders and potential investors.  The GAAP measure, net income applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interests.  In presenting FFO, the Company eliminates substantially all of these items in order to provide an indication of the results from the Company’s property operations.  FFO is a widely recognized measure in the Company’s business and is presented by nearly all publicly traded REITs. The Company’s calculation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies.  Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make dividends.

	Three months ended September 30,
	2003	2002
Net income applicable to common shares	$3,411	$9,451
Adjustments to calculate funds from operations:
Minority interests	11	25
Gain on sale of properties	(2,191)	(6,145)
Adjusted depreciation and amortization (a)	5,506	4,904
Funds from operations	$6,737	$8,235

Weighted average common shares outstanding- diluted	16,046	16,552

(a) Adjusted depreciation and amortization is calculated as follows:

	Three months ended September 30,
	2003	2002
Depreciation and amortization in consolidated statements of cash flows	$5,692	$5,064
Less depreciation and amortization unrelated to properties	186	160
Adjusted depreciation and amortization	$5,506	$4,904

	Nine months ended September 30,
	2003	2002
Net income applicable to common shares	$7,952	$18,884
Adjustments to calculate funds from operations:
Minority interests	27	53
Gain on sale of properties	(2,191)	(7,182)
Adjusted depreciation and amortization (a)	15,886	14,578
Funds from operations	$21,674	$26,333

Weighted average common shares outstanding - diluted	16,196	16,532

(a) Adjusted depreciation and amortization is calculated as follows:

	Nine months ended September 30,
	2003	2002
Depreciation and amortization in consolidated statements of cash flows	$16,417	$15,057
Less depreciation and amortization unrelated to properties	531	479
Adjusted depreciation and amortization	$15,886	$14,578

EBITDA and Cash Provided by Operating Activities and Related Coverage Ratios
September 30, 2003 (dollars in thousands)

EBITDA, a non-GAAP financial measure, represents net income before allocation to minority interests plus interest expense, federal income tax expense (if any) and depreciation and amortization expense.

EBITDA is not intended to represent cash flow for the period, is not presented as a an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP.

EBITDA is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to service or incur debt.  Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

The Company believes that cash provided by operating activities is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA.  The following is a reconciliation of EBITDA to cash provided by operating activities for each of the periods for which EBITDA is presented in this earnings release:

	For the nine months ended September 30,
	2003	2002
Calculation of EBITDA:
Income before allocation to minority interests	$8,381	$13,410
Depreciation and amortization from consolidated statements of cash flows	16,417	15,056
Non-cash portion of employee share loan termination	414	—
Interest expense	13,312	11,334
Discontinued operations, net	149	1,087

EBITDA	$38,673	$40,887

Reconciliation of EBITDA to Cash Provided by Operating Activities:
EBITDA	$38,673	$40,887
Interest expense	(13,312)	(11,334)
Other adjustments from Consolidated Statements of Cash Flows:
Other non-cash items	245	267
Minority interests	(27)	(53)
Net changes in assets and liabilities:
Rents receivable	(903)	183
Real estate tax escrows and other assets	(708)	(1,364)
Accounts payable, accrued expenses and other liabilities	765	2,319
Accrued real estate taxes	(3,556)	1,473
Payment of deferred leasing costs	(1,861)	(2,393)
Cash provided by operating activities	$19,316	$29,985

The Company has included the coverage calculations for EBITDA coverage of interest expense and EBITDA coverage of interest plus preferred dividends, which are non-GAAP financial measures, as well as the GAAP ratio that the Company believes to be most directly comparable, cash provided by operating activities (before interest expense) coverage of interest expense and cash provided by operating activities (before interest expense) coverage of interest expense plus preferred dividends.  The Company has provided both calculations so that investors may evaluate both the non-GAAP and GAAP ratios together, and the Company is providing such ratios as supplemental disclosure with respect to liquidity because the Company believes such ratios provide useful information regarding the Company’s ability to service or incur debt.

Nine months ended

	September 30, 2003		September 30, 2002
Cash provided by operating activities	$19,316		$29,985
Interest expense	13,312		11,334
Cash provided from operating activities before interest expense	$32,628		$41,319

Interest expense	$13,312		$11,334
Total interest expense	$13,312		$11,334
Preferred dividends	2,742		2,742
Total interest expense and preferred dividends	$16,054		$14,076

Ratio of cash provided by operating activities before interest expense to interest expense	2.5	X	3.6	X

Ratio of cash provided by operating activities before interest expense to interest expense and preferred dividends	2.0	X	2.9	X

EBITDA	$38,673		$40,887

Ratio of EBITDA to interest expense	2.9	X	3.6	X

Ratio of EBITDA to interest expense and preferred dividends	2.4	X	2.9	X

SUPPLEMENTAL INFORMATION

For the Three and Nine Months Ended

September 30, 2003

Great Lakes REIT

Portfolio Occupancy Schedule

October 1, 2003

Market/Property	Location	Year Built/ Renovated	Approximate Rentable Square Feet	Percent Occupied

Chicago
Centennial Center	Schaumburg	1980/1993	266,910	77.0%
Highpoint Business Center	Wood Dale	1986	33,495	23.7%
Arlington Ridge Service Center	Arlington Heights	1987	95,938	60.2%
Arlington Business Center	Arlington Heights	1984	98,241	73.6%
1011 Touhy Atrium	Des Plaines	1978/1995	153,777	81.7%
Kensington Corporate Center	Mount Prospect	1989	85,487	100.0%
One Hawthorn Place	Vernon Hills	1987	84,592	84.3%
2 Marriott Drive	Lincolnshire	1985	41,500	100.0%
823 Commerce Drive	Oak Brook	1969/1996	44,814	32.2%
One Century Centre	Schaumburg	1985	212,212	25.9%
Lisle Executive Center	Lisle	1988	150,036	56.9%
Woodfield Green Executive Ctr.	Schaumburg	1986	109,392	69.8%
1600 Corporate Center	Rolling Meadows	1986	254,725	82.2%
Bannockburn Corporate	Bannockburn	1999	202,218	83.0%
O’Hare Commerce Center	Des Plaines	1975	148,444	91.0%
387 Shuman Blvd	Naperville	1981	112,309	87.9%
Medical Office Buildings	Various	Various	458,156	99.4%
Subtotal/Weighted Average			2,552,246	77.0%

Milwaukee
One Park Plaza	Milwaukee	1984	198,722	60.5%
Milwaukee Center	Milwaukee	1988	373,500	86.5%
Park Place VII	Milwaukee	1989	36,037	79.3%
Lincoln Center	West Allis	1984-1987	120,931	59.6%
Brookfield Lakes	Brookfield	1987	116,799	69.1%
Corporate Woods	Brookfield	1987	53,807	83.1%
One Riverwood Place	Pewaukee	1999	97,778	94.9%
Two Riverwood Place	Pewaukee	2002	98,202	91.3%
Subtotal/Weighted Average			1,095,776	77.7%

Minneapolis/St. Paul

Court International	St. Paul	1916/1985	319,848	80.7%
University Office Plaza	Minneapolis	1979/1997	97,610	74.2%
Subtotal/Weighted Average			417,458	79.2%

Detroit
Long Lake Crossings	Troy	1988	170,457	81.0%
Tri-Atria Office Building	Farmington Hills	1986	236,592	94.7%
777 Eisenhower Plaza	Ann Arbor	1975	281,080	98.6%
#40 OakHollow	Southfield	1989	80,893	80.5%
Oak Hollow Gateway	Southfield	1987	79,052	88.1%
Subtotal/Weighted Average			848,074	91.3%

Columbus
Dublin Techmart	Dublin	1986	124,929	80.0%
MetroCenter IV	Dublin	1982	101,592	56.8%
MetroCenter V	Dublin	1987	215,473	89.8%
Firstar Tower	Columbus	1981	197,870	80.8%
Subtotal/Weighted Average			639,864	79.9%

Cincinnati
Princeton Hill I	Springdale	1988	95,910	86.9%

Denver
116 Inverness Drive East	Englewood	1984	205,716	32.1%

TOTAL/WEIGHTED AVERAGE			5,855,044	78.3%

Great Lakes REIT

Historic Occupancy

Since IPO

Reporting Period	Percent
2Q’97	93.5%
3Q’97	92.0%
4Q’97	92.9%
1Q’98	93.0%
2Q’98	94.8%
3Q’98	94.9%
4Q’98	94.8%
1Q’99	95.3%
2Q’99	95.8%
3Q’99	95.8%
4Q’99	93.7%
1Q’00	94.4%
2Q’00	93.6%
3Q’00	93.3%
4Q’00	91.9%
1Q’01	92.4%
2Q’01	90.5%
3Q’01	88.1%
4Q’01	88.4%
1Q’02	84.5%
2Q’02	82.6%
3Q’02	85.0%
4Q’02	83.0%
1Q’03	80.9%
2Q’03	80.2%
3Q’03	78.3%
Average 26 quarters	90.1%

Great Lakes REIT

Operating Margins (unaudited)

(In thousands, except per share data)

Consolidated Income Statement

	Three Months Ended
	Sep 02	Sep 03	% Chg

Revenues
Minimum Rents	19,429	19,935	3%
Expense Reimbursements	5,134	5,483
Total Operating Revenues	24,563	25,418	3%
Other tenant - and interest - income	869	680

Expenses
Real estate taxes	4,087	4,542
% of Oper. Revs	16.6%	17.9%
% of NOI	30.1%	34.3%

Other Operating Expenses	6,912	7,638
% of Oper. Revs	28.1%	30.0%

Total property-related exp.	10,999	12,180	11%
% of Oper. Revs	44.8%	47.9%

NOI before General & Admin.	13,564	13,238	-2%
as a % of Operating Revenue	55.2%	52.1%

Depreciation & amort.	5,064	5,692
General & Admin.	1,317	1,699	29%
% of Oper. Revs	5.4%	6.7%
% of NOI	9.7%	12.8%

Corp. Interest Expense	3,807	4,382
Other	0	0
Sub-Total Expenses	21,187	23,953	13%

Income before non-recurring items	4,245	2,145	-49%
as a % of Total Revenues	16.7%	8.2%

Extraordinary items / adjustments	6,145	2,191

Net Income before minority interest	10,390	4,336
Net Operating Income from Properties after G&A	12,247	11,539	-6%
as a % of Operating Revenue	49.9%	45.4%
Funds from Operations	8,235	6,737	-18%

Per Share (fully-diluted)
Net Income	0.57	0.21
Funds From Operations (FFO)	0.50	0.42	-16%
FFO less straight-lined rents	0.49	0.39

Dividends per Share	0.405	0.405	0%
as a % of FFOperations (FDiluted)	81.0%	96.4%

	Nine Months Ended
	Sep 02	Sep 03	% Chg

Revenues
Minimum Rents	59,497	61,154	3%
Expense Reimbursements	16,248	16,854
Total Operating Revenues	75,745	78,008	3%
Other tenant - and interest - income	2,472	2,325

Expenses
Real estate taxes	12,640	13,469
% of Oper. Revs	16.7%	17.3%
% of NOI	29.9%	33.0%

Other Operating Expenses	20,801	23,667
% of Oper. Revs	27.5%	30.3%

Total property-related exp.	33,441	37,136	11%
% of Oper. Revs	44.1%	47.6%

NOI before General & Admin.	42,304	40,872	-3%
as a % of Operating Revenue	55.9%	52.4%

Depreciation & amort.	15,057	16,418
General & Admin.	3,888	4,937	27%
% of Oper. Revs	5.1%	6.3%
% of NOI	9.2%	12.1%

Corp. Interest Expense	11,334	13,312
Other	0	0
Sub-Total Expenses	63,720	71,803	13%

Income before non-recurring items	14,497	8,530	-41%
as a % of Total Revenues	18.5%	10.6%

Extraordinary items / adjustments	7,182	2,191

Net Income before minority interest	21,679	10,721
Net Operating Income from Properties after G&A	38,416	35,935	-6%
as a % of Operating Revenue	50.7%	46.1%
Funds from Operations	26,333	21,674	-18%

Per Share (fully-diluted)
Net Income	1.14	0.49
Funds From Operations (FFO)	1.59	1.34	-16%
FFO less straight-lined rents	1.57	1.27

Dividends per Share	1.205	1.215	1%
as a % of FFOperations (FDiluted)	75.8%	90.7%

Great Lakes REIT

Same Store Sales Analysis (unaudited)

(Dollars in Thousands)

Non-GAAP Financial Measure

Net Operating Income

		Three months ended
Property	Location	9/30/2003	9/30/2002
CHICAGO
Centennial Center	Schaumburg	$583	$947
One Century Centre	Schaumburg	62	666
Highpoint Business Center	Wood Dale	(24)	76
Arlington Business Center	Arlington Heights	217	186
Arlington Ridge Service Center	Arlington Heights	205	54
1011 Touhy Avenue	Des Plaines	269	299
Kensington Corporate Center	Mount Prospect	(7)	240
One Hawthorn Place	Vernon Hills	272	253
Two Marriott Drive	Lincolnshire	123	106
823 Commerce Drive	Oak Brook	(29)	105
Lisle Executive Center	Lisle	179	235
Woodfield Green	Schaumburg	186	110
1600 Corporate Center	Rolling Meadows	539	352
Bannockburn Corporate Center	Bannockburn	626	708
Subtotal		3,202	4,336
14 Properties - Decrease		-26.14%

MILWAUKEE
One Park Plaza	Milwaukee	206	138
Park Place VII	Milwaukee	72	59
Milwaukee Center	Milwaukee	1,557	1,511
Lincoln Center II & III	West Allis	145	266
Brookfield Lakes Corporate Center	Brookfield	154	132
Corporate Woods	Brookfield	102	133
One Riverwood	Waukesha	383	397
Subtotal		2,618	2,636
7 Properties - Decrease		-0.67%

MINNEAPOLIS / ST. PAUL
Court International	St. Paul	673	658
University Office Plaza	Minneapolis	244	131
		917	789
2 Properties - Increase		16.18%

DETROIT
777 Eisenhower	Ann Arbor	1,031	819
Tri-Atria	Farmington Hills	821	678
Long Lake Crossings	Troy	545	615
No. 40 OakHollow	Southfield	119	282
OakHollow Gateway	Southfield	300	227
Subtotal		2,817	2,621
5 Properties - Increase		7.49%

COLUMBUS
Firstar	Columbus	498	524
Metro V	Dublin	442	540
Metro IV	Dublin	116	153
Dublin Techmart	Dublin	167	235
Subtotal		1,224	1,452
4 Properties - Decrease		-15.74%

CINCINNATI
Princeton Hill Corporate Center	Springdale	291	346
1 Property - Decrease		-15.85%

DENVER
116 Inverness	Englewood	44	830
1 Property - Decrease		-94.68%

TOTAL		$11,113	$13,010
34 Properties - Decrease		-14.58%

		Three months ended
Property	Location	9/30/2003	9/30/2002
CHICAGO
Centennial Center	Schaumburg	$2,030	$2,270
One Century Centre	Schaumburg	614	1,952
Highpoint Business Center	Wood Dale	(13)	238
Arlington Business Center	Arlington Heights	444	293
Arlington Ridge Service Center	Arlington Heights	230	253
1011 Touhy Avenue	Des Plaines	920	957
Kensington Corporate Center	Mount Prospect	(72)	731
One Hawthorn Place	Vernon Hills	767	700
Two Marriott Drive	Lincolnshire	322	325
823 Commerce Drive	Oak Brook	80	311
Lisle Executive Center	Lisle	414	897
Woodfield Green	Schaumburg	531	479
1600 Corporate Center	Rolling Meadows	1,401	1,884
Bannockburn Corporate Center	Bannockburn	2,287	2,144
Subtotal		9,955	13,435
14 Properties - Decrease		-25.90%

MILWAUKEE
One Park Plaza	Milwaukee	563	444
Park Place VII	Milwaukee	182	168
Milwaukee Center	Milwaukee	4,867	4,503
Lincoln Center II & III	West Allis	510	715
Brookfield Lakes Corporate Center	Brookfield	390	377
Corporate Woods	Brookfield	303	404
One Riverwood	Waukesha	1,142	1,130
Subtotal		7,956	7,741
7 Properties - Increase		2.78%

MINNEAPOLIS / ST. PAUL
Court International	St. Paul	2,347	2,915
University Office Plaza	Minneapolis	582	427
		2,929	3,342
2 Properties - Decrease		-12.36%

DETROIT
777 Eisenhower	Ann Arbor	3,010	2,347
Tri-Atria	Farmington Hills	2,554	2,206
Long Lake Crossings	Troy	1,601	1,724
No. 40 OakHollow	Southfield	504	873
OakHollow Gateway	Southfield	820	760
Subtotal		8,489	7,910
5 Properties - Increase		7.32%

COLUMBUS
Firstar	Columbus	1,554	1,732
Metro V	Dublin	1,207	1,603
Metro IV	Dublin	402	524
Dublin Techmart	Dublin	444	703
Subtotal		3,607	4,562
4 Properties - Decrease		-20.94%

CINCINNATI
Princeton Hill Corporate Center	Springdale	982	1,024
1 Property - Decrease		-4.07%

DENVER
116 Inverness	Englewood	726	2,368
1 Property - Decrease		-69.34%

TOTAL		$34,644	$40,381
34 Properties - Decrease		-14.21%

Great Lakes REIT

Reconciliation of Same Store Net Operating Income to Income Before Allocation to Minority Interests (unaudited) (Dollars in thousands)

The Company provides same store net operating income which is the net operating income of properties owned in both the three and nine months ended September 30, 2003 and 2002.  Same store net operating income is considered a non-GAAP financial measure because it does not include depreciation and amortization, interest expense and general and administrative expenses.  The Company provides same store net operating income as it allows investors to compare the results of property operations for the three and nine months ended September 30,2003 and 2002.  The Company also provides a reconciliation of these amounts to the most comparable GAAP measure, income before allocation to minority interests.

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Same store net operating income	$11,113	$13,010	$34,644	$40,381
Net operating income from acquisitions:
Two Riverwood Place	298	277	844	754
O’Hare Commerce Center	337	283	986	283
Medical Portfolio	1,327	0	3,961	0
387 Shuman Blvd	273	0	774	0

Straight-line rent	489	107	1,087	338
Interest income	89	330	493	1,000
General and administrative expense	(1,699)	(1,317)	(4,937)	(3,888)
Interest expense	(4,382)	(3,807)	(13,312)	(11,334)
Depreciation and amortization	(5,637)	(4,921)	(16,159)	(14,124)

Income before allocation to minority interests	$2,208	$3,962	$8,381	$13,410

GREAT LAKES REIT

Disposition Analysis

September 12, 2003

Property	Square Footage	Sale Date	Holding Period	Net Acquisition Price	Gross Book Value at Disposition	Net Disposition Price	Unleveraged IRR	Leveraged IRR (1)

10 Oak Hollow Southfield, MI	84,736	21-Oct-96	15 months	$6,723,118	$6,883,350	$9,025,921	36.4%	81.1%

830 West End Court Vernon Hills, IL	26,909	2-Dec-96	38 months	$1,801,208	$1,968,423	$2,709,331	23.1%	30.2	%(2)

Roadway Industrial Bloomington, MN	50,625	27-Feb-98	61 months	$1,433,932	$1,458,285	$1,312,055	11.3%	14.6	%(3)

1675 Holmes Rd, Elgin, IL and Court Office Center, Markham, IL	116,286	23-May-99	27 months	$4,965,502	$5,204,189	$4,939,098	4.3%	-1.7	%(4)

2800 River Road Des Plaines, IL	99,732	30-Jun-99	53 months	$4,051,532	$5,483,449	$7,525,579	22.3%	33.2%

1251 Plum Grove Road Schaumburg, IL	43,338	30-Jun-99	42 months	$936,773	$1,745,349	$3,394,438	31.7%	41.1%

565 Lakeview Parkway Vernon Hills, IL	84,808	25-Aug-99	45 months	$4,417,775	$5,778,898	$8,483,584	22.2%	31.6%

Woodcreek I & II Downers Grove, IL	126,911	6-Apr-00	42 months	$9,147,437	$9,814,956	$12,032,765	17.9%	25.9%

183 Inverness Drive Englewood, CO	183,895	1-Dec-00	31 months	$19,968,538	$20,376,245	$26,938,213	18.9%	27.9%

160 Hansen Court Wood Dale, IL	21,329	22-Apr-02	99 months	$947,441	$1,311,563	$2,216,470	27.1%	43.8%

3400 Dundee Northbrook, IL	75,070	1-Jul-02	105 months	$3,999,854	$5,028,267	$7,658,008	15.5%	20.7%

Burlington Office Center Ann Arbor, MI	182,167	30-Aug-02	40 months	$19,536,381	$21,009,489	$21,939,442	11.2%	14.9%

180 Hansen Court Wood Dale, IL	18,241	22-Nov-02	106 months	$810,271	$1,084,806	$1,640,456	10.8%	12.7%

165 & 175 Hansen Court Wood Dale, IL	40,876	8-Jul-03	113 months	$1,815,724	$2,269,880	$3,633,254	20.1%	31.5%

191 Waukegan Drive Northfield, IL	62,081	12-Sep-03	60 months	$4,234,148	$6,026,324	$5,463,897	7.0%	7.5%

Totals/Weighted Average (6)	1,217,004		46 months	$84,789,634	$95,443,471	$118,912,511	18.2%	27.8%

(1)       Unless otherwise noted below, Leveraged IRR’s assume an interest-only loan with an average Interest Rate of 6.5% and a Loan to Value of approximately 50% of Net Acquisition Price

(2)       830 West End Court mortgage terms were $1,025,000 principal, 15-year amortization at 7.875% interest

(3)       Roadway Industrial mortgage terms were $940,000 principal, 15-year amortization at 8.5% interest

(4)       1675 Holmes Road and Court Office Center were the only two properties acquired from Great Lakes REIT’s predecessor, Equity Partners Ltd., as part of the merger of the two companies in 1996

(5)       1675 Holmes Road mortgage terms were $2,226,886 principal, 20-year amortization at 8.125% interest

(6)       Weighted Average Holding Period and IRR’s based on Net Disposition Price

Great Lakes REIT

Portfolio Lease Expirations

As of October 1, 2003

YEAR OF EXPIRATION		PERCENT OF TOTAL PORTFOLIO									Medical Office Buildings

			Breakout By Market
	SQ FT		Chicago	Cincinnati	Columbus	Denver	Detroit	Milwaukee	Minneapolis	Total
											(Included in Chicago)

2003	172,703	2.95%	72,703	—	9,380	4,523	7,642	74,573	3,882	172,703	19,439
			42%	0%	5%	3%	4%	44%	2%	100%	11%

2004	988,204	16.88%	337,345	83,365	116,955	13,948	216,544	186,682	33,365	988,204	74,777
			35%	8%	12%	1%	22%	19%	3%	100%	8%

2005	803,434	13.72%	425,416	—	85,905	—	68,583	153,697	69,833	803,434	143,779
			52%	0%	11%	0%	9%	19%	9%	100%	18%

2006	561,211	9.59%	214,839	—	63,899	—	68,906	133,195	80,372	561,211	61,152
			39%	0%	11%	0%	12%	24%	14%	100%	11%

2007	782,572	13.37%	339,426	—	126,306	42,656	123,503	81,330	69,351	782,572	97,164
			44%	0%	16%	5%	16%	10%	9%	100%	12%

2008	675,435	11.54%	269,336	—	59,707	4,856	219,571	65,873	56,092	675,435	12,107
			39%	0%	9%	1%	33%	10%	8%	100%	2%

2009	225,755	3.86%	91,411	—	31,462	—	39,246	53,397	10,239	225,755	4,976
			40%	0%	14%	0%	17%	24%	5%	100%	2%

2010	143,563	2.45%	122,945	—	9,769	—	—	10,849	—	143,563	5,077
			85%	0%	7%	0%	0%	8%	0%	100%	4%

2011	46,491	0.79%	17,458	—	—	—	19,769	9,264	—	46,491	1,242
			38%	0%	0%	0%	42%	20%	0%	100%	3%

2012	85,922	1.47%	32,251	—	—	—	—	53,671	—	85,922	32,251
			38%	0%	0%	0%	0%	62%	0%	100%	38%

2013	13,572	0.23%	13,572	—	—	—	—	—	—	13,572	3,276
			100%	0%	0%	0%	0%	0%	0%	100%	24%

2017	20,116	0.34%	—	—	—	—	—	20,116	—	20,116	—
			0%	0%	0%	0%	0%	100%	0%	100%	0%

Month-to-Month	10,632	0.18%	3,362	—	80	—	316	4,181	2,693	10,632	0

Non Income Producing	52,569	0.90%	24,864	—	7,825	—	9,981	5,102	4,797	52,569

Office Market Statistics

Third Quarter 2003

Suburban Market *	Existing Stock (1,000’s)	Vacancy **			Net Absorption (1,000’s)				Anticipated Deliveries 2003 (1,000’s) ***	Anticipated Deliveries 2004 (1,000’s) ***

		3Q,2002	2Q,2003	3Q,2003	2001	2002	3Q, 2003	Y-T-D 2003
Chicago	98,924	16.8%	19.4%	19.4%	32	(1,510)	(21)	(680)	80	—
Detroit	55,883	14.5%	17.6%	18.0%	(539)	(1,854)	(123)	(900)	—	524
Denver	79,240	17.9%	18.7%	18.3%	(279)	(3,656)	373	394	—	495
Columbus	17,226	19.3%	20.4%	21.6%	(279)	(62)	27	(88)	—	144
Cincinnati	18,902	19.2%	20.8%	21.4%	184	(67)	(35)	(88)	—	—
Minneapolis	34,338	15.9%	16.0%	15.1%	(364)	(517)	144	441	100	—

Subtotal/Average:	304,513	16.8%	18.6%	18.6%	(1,246)	(7,666)	365	(920)	180	1,163

Columbus CBD	10,343	20.1%	21.7%	21.1%	251	(150)	120	140	—	140

Totals Suburban/CBD:	314,856	16.9%	18.7%	18.7%	(995)	(7,816)	485	(781)	180	1,303

Source: CB Richard Ellis, Paragon Corporate Realty Services (Detroit), and Great Lakes REIT

*                      The Milwaukee office market is not accurately surveyed in its entirety on a quarterly basis.  In lieu of general statistics that encompass the entire market, the following analysis is based on a property set that directly competes with Great Lakes REIT’s holdings in the market.  The source for suburban statistics, including new deliveries, is RFP Commercial and for the CBD, the source is The Polacheck Company.  Vacancy as of the third quarter of 2003 for the Milwaukee suburbs was 13.3%.  Vacancy as of the third quarter of 2003 for the CBD was 10.25%.  In the suburbs, 142,100 square feet is currently under construction and is expected to be delivered in 2003-2004. The CBD has 208,000 square feet under construction that is all scheduled for delivery in 2003.

**               Vacancy rates include direct, available space (exclude sublease space).

***        Anticipated Deliveries refers only to buildings that are currently under construction.  Development that is initiated in the future would affect these annual totals.